As filed with the Securities and Exchange Commission on January 11, 2008

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	77-0481679
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
(441) 296-6395

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Marvell Technology Group Ltd.
Amended and Restated 1995 Stock Option Plan

Marvell Technology Group Ltd.
Amended 2000 Employee Stock Purchase Plan

Marvell Technology Group Ltd.
1997 Directors’ Stock Option Plan and

Marvell Technology Group Ltd.
2007 Director Stock Incentive Plan, as amended and restated

(Full title of the plan)

Eric Janofsky
Vice President
Marvell Semiconductor, Inc.
5488 Marvell Lane
Santa Clara, California 95054
(408) 222-2500

(Name , address  and telephone number, including area code, of agent for service)

Copies to:

Carmen Chang, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate	registration
to be registered	registered (1)	per share (2)	offering price	fee (3)
Common Shares, par value $0.002 per share, to be issued under the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan	29,381,285 shares	$12.06	$354,338,297.10	$13,925.50
Common Shares, par value $0.002 per share, to be issued under the Marvell Technology Group Ltd. Amended 2000 Employee Stock Purchase Plan	8,000,000 shares	$12.06	$96,480,000.00	$3,791.66
Common Shares, par value $0.002 per share, to be issued under the Marvell Technology Group Ltd. 1997 Directors’ Stock Option Plan	516,000 shares	$12.06	$6,222,960.00	$244.56
Common Shares, par value $0.002 per share, to be issued under the Marvell Technology Group Ltd. 2007 Director Stock Incentive Plan, as amended and restated	750,000 shares	$12.06	$9,045,000.00	$355.47
Total Registration Fee	N/A	N/A	N/A	$18,317.19

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes shares issued pursuant to certain anti-dilution provisions as set forth in the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan, the Marvell Technology Group Ltd. Amended 2000 Employee Stock Purchase Plan, the Marvell Technology Group Ltd. 1997 Directors’ Stock Option Plan, and the Marvell Technology Group Ltd. 2007 Director Stock Incentive Plan, as amended and restated (the “2007 Director Stock Incentive Plan”), including, without limitation, any stock split, stock dividend, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding Common Shares.

(2)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Shares as reported on the Nasdaq Global Select Market on January 7, 2008, which amount was $12.06 per share.

(3)	Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act, and was determined by multiplying the aggregate offering amount by 0.00003930.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8

General Instruction E Information

In addition to registering the Common Shares under the 2007 Director Stock Incentive Plan, and the 1997 Directors’ Stock Option Plan, this Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on From S-8 relating to the same employee benefit plans is effective.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2000 (Registration No. 333-40152), February 21, 2001 (Registration No. 333-55974), May 1, 2002 (Registration No. 333-87322), May 2, 2003 (Registration No. 333-104925), August 28, 2003 (Registration No. 333-108334), April 13, 2004 (Registration No. 333-114434), April 14, 2005 (Registration No. 333-124072) and April 13, 2006 (Registration No. 333-133281), each of which relates to the Registrant’s Amended and Restated 1995 Stock Option Plan, are incorporated herein by reference and made a part hereof, and the Registrant’s Form S-8 Registration Statements filed with the Commission on June 26, 2000 (Registration No. 333-40154), February 28, 2001 (Registration No. 333-56322), May 1, 2002 (Registration No. 333-87322), May 2, 2003 (Registration No. 333-104925), April 13, 2004 (Registration No. 333-114434), April 14, 2005 (Registration No. 333-124072) and April 13, 2006 (Registration No. 333-133281), each of which relates to the Registrant’s Amended 2000 Employee Stock Purchase Plan, are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents and information previously filed with the Commission by Marvell Technology Group Ltd. (the “Company” or the “Registrant”) are hereby incorporated by reference in this Registration Statement (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01, and any exhibits furnished under Item 9.01 relating to information under Item 2.02 or Item 7.01, of Form 8-K and any certifications required by 18 U.S.C. § 1850):

•      The Registrant’s Current Report on Form 8-K filed with the Commission on January 2, 2008.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on December 12, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on November 27, 2007.

•      The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 27, 2007, filed with the Commission on December 6, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on October 25, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on October 16, 2007.

•      The Registrant’s Proxy Statement filed with the Commission on September 14, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on September 12, 2007.

•      The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 28, 2007, filed with the Commission on September 6, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on August 30, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on August 20, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on July 23, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on July 17, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on July 10, 2007.

•      The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2006, filed with the Commission on July 9, 2007.

•      The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 27, 2007, filed with the Commission on July 2, 2007, as amended on July 13, 2007.

•      The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2006, filed with the Commission on July 2, 2007.

•      The Registrant’s Amended Current Report on Form 8-K filed with the Commission on July 2, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on June 26, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on June 18, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on May 24, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on May 8, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on April 24, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on April 2, 2007.

•      The Registrant’s Current Report on Form 8-K filed with the Commission on February 12, 2007.

•      The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on June 22, 2000 pursuant to Section 12(g) of the 1934 Securities Exchange Act of 1934, as amended, (the “Exchange Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicates that all of the Common Shares offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.  For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Companies Act of 1981 of Bermuda (the “Companies Act”), the Registrant’s Memorandum of Association, as presently in effect (the “Memorandum of Association”), and the Registrant’s Bye-laws (the “Bye-laws”), as such provisions relate to the indemnification of the directors and officers of the Registrant.  This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the Companies Act, the Memorandum of Association and the Bye-laws, which are incorporated herein by reference.

The Companies Act permits the Registrant to indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Registrant other than in respect of his own fraud or dishonesty.

The Bye-laws provide that every director, officer, committee member and any resident representative of the Registrant be indemnified against any liabilities, loss, damage or expense incurred or suffered in such capacity, subject to limitations imposed in the Companies Act.

The Bye-laws further provide that each stockholder and the Registrant agree to waive any claim or right of action against any director or officer, in respect of any failure to act or any action taken by such director or officer in the performance of his duties with or for the Registrant.  The waiver does not extend to claims arising under United States federal securities laws or any claims or rights of action arising from the fraud or dishonesty of the director or officer.

The Registrant has agreed to indemnify certain current and former directors, officers and employees of the Registrant and its subsidiary Marvell Semiconductor, Inc. for reasonable costs and expenses incurred by such individuals in connection with certain civil actions and governmental investigations relating to the Registrant’s past stock option granting practices.  The Registrant’s agreement to pay reasonable fees and costs is subject to each individual’s agreement to reimburse the Registrant in the event that it is subsequently determined that the individual is not entitled to indemnification under the Registrant’s Bye-laws or applicable law.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Appleby

10.1

Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2005, as filed on September 8, 2005

10.2

Form of Option Agreement for use with the Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended January 28, 2006, as filed on April 13, 2006

10.3

Form of Restricted Stock Option Agreement for use with the Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the year ended January 28, 2006, as filed on April 13, 2006

10.4	2000 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q for the period ended August 2, 2003, as filed on September 15, 2003

10.5	Form of Subscription Agreement for use under the 2000 Employee Stock Purchase Plan

10.6	1997 Directors’ Stock Option Plan, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as filed April 27, 2001

10.7	Form of Notice of Option Grants, Exercise Notice and Restricted Stock Purchase Agreement for use under the 1997 Directors’ Stock Option Plan

10.8	2007 Director Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated October 20, 2007, as filed October 25, 2007

10.9

Form of Stock Option Agreement - Initial Award, for use under the 2007 Director Stock Incentive Plan, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report of Form 8-K dated October 20, 2007, as filed October 25, 2007

10.10

Form of Stock Option Agreement - Annual Award, for use under the 2007 Director Stock Incentive Plan, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated October 20, 2007, as filed October 25, 2007

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Appleby (included in Exhibit 5.1)

24.1	Power of attorney (included in signature page to this Registration Statement)

Item 9.           Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 11, 2008.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Dr. Sehat Sutardja
Dr. Sehat Sutardja
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DR. SEHAT SUTARDJA and MICHAEL RASHKIN, and each of them, his true and lawful attorneys-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chairman of the Board, President,
/s/ Sehat Sutardja	and Chief Executive Officer	January 11, 2008
Dr. Sehat Sutardja	(Principal Executive Officer)

Interim Chief Financial Officer
/s/ Michael Rashkin	(Principal Financial and Accounting Officer)	January 10, 2008
Michael Rashkin

/s/ Pantas Sutardja	Vice President, Chief Technology Officer,	January 11, 2008
Dr. Pantas Sutardja	and Acting Chief Operating Officer

/s/ Herbert Chang	Director	January 11, 2008
Herbert Chang

/s/ Paul R. Gray	Director	January 10, 2008
Dr. Paul R. Gray

/s/ Arturo Krueger	Director	January 10, 2008
Arturo Krueger

/s/ Juergen Gromer	Director	January 10, 2008
Dr. Juergen Gromer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Appleby

10.1

Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2005, as filed on September 8, 2005

10.2

Form of Option Agreement for use with the Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended January 28, 2006, as filed on April 13, 2006

10.3

Form of Restricted Stock Option Agreement for use with the Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the year ended January 28, 2006, as filed on April 13, 2006

10.4	2000 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q for the period ended August 2, 2003, as filed on September 15, 2003

10.5	Form of Subscription Agreement for use under the 2000 Employee Stock Purchase Plan

10.6	1997 Directors’ Stock Option Plan, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as filed April 27, 2001

10.7	Form of Notice of Option Grants, Exercise Notice and Restricted Stock Purchase Agreement for use under the 1997 Directors’ Stock Option Plan

10.8	2007 Director Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated October 20, 2007, as filed October 25, 2007

10.9

Form of Stock Option Agreement - Initial Award, for use under the 2007 Director Stock Incentive Plan, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report of Form 8-K dated October 20, 2007, as filed October 25, 2007

10.10

Form of Stock Option Agreement - Annual Award, for use under the 2007 Director Stock Incentive Plan, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated October 20, 2007, as filed October 25, 2007

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Appleby (included in Exhibit 5.1)

24.1	Power of attorney (included in signature page to this Registration Statement)